Exhibit 99.2
FINAL EXECUTION VERSION
GUARANTEE AND PLEDGE AGREEMENT
dated as of
September 22, 2008
among
AMERICAN INTERNATIONAL GROUP, INC.
THE GUARANTORS PARTY HERETO
and
FEDERAL RESERVE BANK OF NEW YORK,
as Secured Party

SCHEDULES:

Schedule 1 Pledgor Data

Schedule 2 Equity Interests in Subject Issuers Pledged by Original Pledgors

Schedule 3 Other Securities and Instruments of Subject Issuers Pledged by Original Pledgors

Schedule 4 Financing Agreements

Schedule 5 Existing Liens

EXHIBITS:

Exhibit A Pledge Agreement Supplement

Exhibit B Issuer Control Agreement

ii

GUARANTEE AND PLEDGE AGREEMENT
     AGREEMENT dated as of September 22, 2008 among AMERICAN INTERNATIONAL GROUP, INC., as Borrower, the GUARANTORS party hereto and FEDERAL RESERVE BANK OF NEW YORK, as Lender or Secured Party.
     WHEREAS, the Borrower has borrowed $14,000,000,000 from the Lender on September 16, 2008 evidenced by the First Demand Note payable to the order of the Lender and secured by its pledge to the Lender of its Equity Interests in certain Subsidiaries and certain additional assets as provided in the First Security Agreements;
     WHEREAS, the Borrower has (i) borrowed $14,000,000,000 from the Lender on September 17, 2008 evidenced by the Second Demand Note payable to the order of the Lender and (ii) amended and restated the First Security Agreements in order to continue the pledge securing the First Demand Note and extend such pledge to the Second Demand Note and to secure the First Demand Note and the Second Demand Note and Additional Demand Notes as provided therein with a pledge thereunder to the Lender of its Equity Interests in certain additional Subsidiaries and grant of security interests in certain additional assets of the Borrower as provided in the Amended and Restated Security Agreements;
     WHEREAS, the Borrower has borrowed $6,000,000,000 from the Lender on September 18, 2008 evidenced by the Third Demand Note payable to the order of the Lender and secured by the Amended and Restated Security Agreements;
     WHEREAS, the Borrower has borrowed $3,000,000,000 from the Lender on September 19, 2008 evidenced by the Fourth Demand Note payable to the order of the Lender and secured by the Demand Note Security Agreements;
     WHEREAS, prior to entry of the Borrower and the Lender into the proposed Credit Agreement, the Borrower may wish to borrow additional amounts from the Lender to be evidenced by Additional Demand Notes;
     WHEREAS, the Borrower and the Lender wish to enter into the Credit Agreement as soon as practicable to provide for borrowings thereunder by the Borrower subject to the terms and conditions thereof;
     WHEREAS, the Borrower and the Lender wish to amend and restate the Demand Note Security Agreements by, and as set forth in, this Guarantee and Pledge Agreement to continue the pledges and security agreements initially granted under the First Security Agreements and the Demand Note Security Agreements, to provide additional collateral for the First Demand Note, the Second Demand Note, the Third Demand Note and the Fourth Demand Note, to

provide collateral for each Additional Demand Note and to provide collateral for the obligations of the Borrower under the Credit Agreement and hereunder;
     WHEREAS, the Borrower is willing to cause each of its Material Domestic Subsidiaries (other than its Excluded Subsidiaries) to guarantee the Secured Obligations of the Borrower by becoming a party hereto and to secure its guarantee thereof by granting Liens on certain of its assets to the Secured Party as provided herein and in the other Security Documents;
     WHEREAS, the Lender is not willing to make any additional demand loans or any loans under the Credit Agreement unless (i) the Secured Obligations of the Borrower are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on certain assets of the relevant Guarantor as provided herein and in the other Security Documents;
     WHEREAS, upon any foreclosure or other enforcement of the Security Documents and sale of any Collateral, the net proceeds of the Collateral are to be received by or paid over to the Secured Party and applied as provided herein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commodity Account	9-102
Commodity Customer	9-102
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102

Term	UCC
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Tangible Chattel Paper	9-102
Uncertificated Security	8-102
     (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:
     “Additional Demand Note” means any demand promissory note of the Borrower evidencing a borrowing by the Borrower from the Lender other than the First Demand Note, the Second Demand Note, the Third Demand Note and the Fourth Demand Note.
     “Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person. For purposes of this definition of “Affiliate”, “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Amended and Restated Security Agreements” means the Security Agreement originally dated September 16, 2008 and amended and restated as of September 17, 2008 by the Borrower and the Secured Party and the Pledge Agreement originally dated September 16, 2008 and amended and restated September 17, 2008 by the Borrower and the Secured Party.
     “Applicable Financing Agreement” means, with respect to a covenant or defined term or other aspect of a Financing Agreement as it is applicable to a particular Pledgor in a particular context specified herein, the Financing Agreement containing such covenant, the definition of such defined term or such other aspect.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

     “Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Secured Party pursuant to the Security Documents. When used with respect to a specific Pledgor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.
     “Collateral Accounts” means the Controlled Deposit Accounts and the Controlled Securities Accounts.
     “Commitment” has the meaning set forth in the Credit Agreement.
     “Control” has the following meanings:
     (a) when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106;
     (b) when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104; and
     (c) when used with respect to any Electronic Chattel Paper, the meaning specified in UCC Section 9-105.
     “Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Secured Party is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).
     “Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Pledgor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Pledgor, the Secured Party and such Securities Intermediary.
     “Credit Agreement” means the Credit Agreement between the Borrower and the Lender contemplated by the Summary of Terms for Senior Bridge Facility agreed to by the Borrower on September 16, 2008.
     “Demand Note Security Agreements” means the Amended and Restated Security Agreements and the LLC Security Agreement dated as of September 19, 2008 by the Borrower and the Secured Party.
     “Demand Notes” means the First Demand Note, the Second Demand Note, the Third Demand Note and any Additional Demand Note.
     “Deposit Account Control Agreement” means, with respect to any Deposit Account of any Pledgor, a Deposit Account Control Agreement in form and substance satisfactory to the Secured Party among such Pledgor, the Secured Party and the relevant Depositary Bank.
     “Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.
     “Designated Subsidiary” means AIG Funding, Inc., American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., SunAmerica Corporation, Sun Life Insurance Company of America, AIG SunAmerica Life Assurance Company or any other subsidiary that is a Designated Subsidiary, Principal Insurance Subsidiary or Restricted Subsidiary as defined in the Applicable Financing Agreement in effect as of the date hereof unless such Designated Subsidiary or Restricted Subsidiary has ceased to be such as provided in each Applicable Financing Agreement.
     “Effective Date” means September 22, 2008.
     “Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
     “Event of Default” shall have the meaning set forth in the Credit Agreement.
     “Excluded Property” means (i) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (ii) voting Equity Interests in any Foreign Subsidiary (other than, prior to September 29, 2008, AIG Life Holdings (International) LLC), to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Foreign Subsidiary, (iii) present and future “Voting Stock” (as defined in each Applicable Financing Agreement) of (x) any Designated Subsidiary or (y) any other Subsidiary of which such Designated Subsidiary is on the date hereof a subsidiary, but only so long as such Designated Subsidiary remains a subsidiary of such Subsidiary, (iv) in the case of the Borrower, any Equity Interest directly owned by the Borrower in AIG Property Casualty Group, Inc., AIG Financial Products Corp., AIG Life Holdings (US), Inc., American International Underwriters Overseas, Ltd., AIG Global Services, Inc., AIG Global Trade & Political Risk Insurance Company and Delaware American Life Insurance Company to the extent necessary in order that the grant of a security interest therein, together with the grant by the Borrower of a security interest in its other property hereunder and under the other Security Documents, does not constitute a grant of a security interest in substantially all of the property of the Borrower; provided that this limitation shall be inapplicable if and when all corporate action on the part of the Borrower necessary to authorize the granting of security interests in substantially all of its property shall have been taken, (v) notwithstanding clause (ii) of this definition, Equity Interests in any Transparent Subsidiary to the extent (but only to the extent) required to prevent the Collateral from including indirectly (through one or more Transparent Subsidiaries) more than 66% of all voting Equity Interests in a Foreign Subsidiary (for the avoidance of doubt, on or after September 30, 2008, Excluded Property shall include the Equity Interests in AIG Life Holdings (International) LLC), (vi) assets that give rise to tax-exempt interest income within the meaning of Section 265(a)(2) of the Internal Revenue Code of 1986, as amended from time to time and (vii) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable organizational, constitutive, shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. Each Pledgor shall upon request of the Lender use all reasonable efforts to obtain any such required consent that is reasonably obtainable.
     “Excluded Subsidiary” means (i) any Regulated Subsidiary, (ii) any Subsidiary of a Regulated Subsidiary, (iii) any Securitization Subsidiary, (iv) any Transparent Subsidiary if a majority of the outstanding Equity Interests in such Transparent Subsidiary is owned directly or indirectly by one or more Foreign Subsidiaries, (v) ILFC so long as there is any indebtedness outstanding under any ILFC Financing Agreement and (vi) American General Finance Corporation and American General Finance, Inc. (the “AGF Entities”) until such time as the Secured Party shall request that the AGF Entities become Pledgors hereunder to the extent possible without contravening each AGF Entity’s Applicable Financing Agreements and without being obligated under such Applicable Financing Agreements to equally and ratably secure the Debt or Indebtedness governed by such Applicable Financing Agreement.
     “Financing Agreements” means the credit agreements, indentures and other financing agreements listed on Schedule 4, as supplemented by Schedule 4 to any Pledge Agreement Supplement.

     “First Demand Note” means the demand promissory note dated September 16, 2008 made by the Borrower payable to the order of the Secured Party.
     “First Security Agreements” means the Security Agreement dated September 16, 2008 by the Borrower in favor of the Secured Party and the Pledge Agreement dated September 16, 2008 by the Borrower in favor of the Secured Party.
     “Foreign Subsidiary” means any Subsidiary that is a “controlled foreign corporation” within the meaning of the Internal Revenue Code of 1986, as amended from time to time. For this purpose, a “controlled foreign corporation” includes any Subsidiary (other than a disregarded entity) substantially all of the assets of which is the stock of one or more controlled foreign corporations.
     “Fourth Demand Note” means the demand promissory note dated September 19, 2008 made by the Borrower payable to the order of the Secured Party.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries.
     “Governmental Authority” shall mean any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality or regulatory body, including any board of insurance, insurance department or insurance commissioner.
     “Guarantors” means each Subsidiary signing and delivering a counterpart hereof on the Effective Date and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 18.
     “ILFC” means International Lease Finance Corporation, a Delaware corporation and a Subsidiary.
     “ILFC Financing Agreements” means the Financing Agreements listed on Schedule 4 to which ILFC is a party.
     “Intellectual Property” means all intellectual and similar property of any Pledgor of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Intellectual Property Filing” means (i) with respect to any patent, patent license, trademark or trademark license, the filing of an appropriate Intellectual Property Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any copyright or copyright license, the filing of an appropriate Intellectual Property Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Secured Party in such Intellectual Property.
     “Intellectual Property Security Agreement” means an instrument memorializing a Transaction Lien on Intellectual Property which is in appropriate form for filing in the relevant office specified herein.
     “Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit B (with any changes that the Secured Party shall have approved).
     “Lender” means Federal Reserve Board of New York and any successor thereof or assignee thereof under the Credit Agreement.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “LLC Interest” means a membership interest or similar interest in a limited liability company.
     “Loan” means a loan outstanding under a Demand Note or under the Credit Agreement.
     “Loan Documents” means the Demand Notes, the Credit Agreement and the Security Documents.
     “Material Adverse Effect” means (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lender under any Loan Document.
     “Material Domestic Subsidiary” means a Wholly Owned Subsidiary that (i) is not a Foreign Subsidiary and (ii) has assets with an aggregate book value greater than $50,000,000 as of the end of the most recent fiscal quarter of the Borrower for which financial statements are available, until such time as the Secured Party shall request that Subsidiaries that satisfy the criteria set forth in clauses (i) and (ii) above but that are not Wholly Owned Subsidiaries be included as Material Domestic Subsidiaries hereunder, whereupon such Subsidiaries shall be so included.
     “Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Pledgor or other counsel, in either case approved by the Secured Party) addressed and delivered to the Secured Party.
     “Original Pledgor” means any Pledgor that executes and delivers a counterpart hereof on the Effective Date.
     “own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.
     “Partnership Interest” means a partnership interest, whether general or limited.
     “Permitted Liens” means (a) with respect to Collateral consisting of Equity Interests in, and indebtedness of, Subject Issuers, (i) any inchoate tax liens (and other similar statutory liens) and (ii) any Liens on the Collateral listed on Schedule 5 hereto, as such Schedule is supplemented by Schedule 5 to any Pledge Agreement Supplement, and (b) with respect to other types of Collateral, Liens permitted to be created or assumed or to exist pursuant to the Credit Agreement and the Applicable Financing Agreements.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Pledge Agreement Supplement” means a Pledge Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Secured Party for the purpose of adding a Subsidiary as a party hereto pursuant to Section 18 or adding additional property to the Collateral or both.

     “Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.
     “Pledgors” means the Borrower and the Guarantors.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Pledgors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Pledgor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
     “Regulated Subsidiary” means a Subsidiary the business and affairs of which are regulated by a Governmental Authority whose consent is required for any acquisition of control or change of control thereof or for the guarantee of, or grant of Liens to secure, the obligations or performance of any controlling Person.
     “Release Conditions” means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:
     (i) the Commitment under the Credit Agreement shall have expired or been terminated; and
     (ii) all Secured Obligations shall have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted).
     “Representatives” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and its Affiliates.
     “Sale of Guarantor” has the meaning specified in Section 2(c)(ii).

     “Second Demand Note” means the demand promissory note dated September 17, 2008 made by the Borrower payable to the order of the Secured Party.
     “Secured Agreement” refers, when used with respect to any Secured Obligation, collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a Guarantor and/or rights of the holder with respect to such Secured Obligation.
     “Secured Guarantee” means, with respect to each Guarantor, its guarantee of the Secured Obligations under Section 2 hereof or Section 1 of a Pledge Agreement Supplement.
     “Secured Obligations” means all principal of all Loans outstanding from time to time under the Demand Notes and the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Demand Note Security Agreements and the Loan Documents.
     “Secured Party” means Federal Reserve Bank of New York and any successor thereof or assignee thereof who holds the Secured Obligations.
     “Securities Account Control Agreement” means, when used with respect to a Securities Account of any Pledgor, a Securities Account Control Agreement in form and substance satisfactory to the Secured Party among such Pledgor, the Secured Party and the relevant Securities Intermediary.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages in one or more receivables or securitization financing facilities and other activities reasonably related thereto.
     “Security Documents” means this Agreement, the Pledge Agreement Supplements, the Issuer Control Agreements, the Intellectual Property Security Agreements, the Deposit Account Control Agreements, the Securities Account Control Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to the Loan Documents.
     “Subject Issuer” means any Person that is on the date hereof, or that hereafter becomes, a Subsidiary of the Borrower. A Subject Issuer as so defined does not cease to be a Subject Issuer even if such Person ceases to be a Subsidiary of the Borrower unless and until all of its Equity Interests pledged hereunder are released pursuant hereto.
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries. For purposes of this definition of “subsidiary”, “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Subsidiary” means any subsidiary of the Borrower.
     “Third Demand Note” means the demand promissory note dated September 18, 2008 made by the Borrower payable to the order of the Secured Party.
     “Transaction Liens” means the Liens granted by the Pledgors under the Security Documents.
     “Transparent Subsidiary” means (i) any Subsidiary that is treated as either a partnership or an entity disregarded as separate from its owner under Treasury Regulation §301.7701-2(c)(1), and (ii) any other Subsidiary substantially all the assets of which (including assets owned indirectly through Transparent Subsidiaries) are Equity Interests in Foreign Subsidiaries.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “United States” means the United States of America.

     “Wholly Owned Subsidiary” has the meaning set forth in the Credit Agreement.
     (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) except as otherwise specified herein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 2. Guarantees by Guarantors.
     (a) Secured Guarantees. Each Guarantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Borrower fails to pay any Secured Obligation punctually when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.
     (b) Secured Guarantees Unconditional. The obligations of each Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any Secured Agreement;

     (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;
     (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;
     (v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, the Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by the Borrower, any other Guarantor or any other Person; or
     (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, the Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.
     (c) Release of Secured Guarantees. (i) All the Secured Guarantees will be released when all the Release Conditions are satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.
     (ii) If all the capital stock of a Guarantor or all or substantially all the assets of a Guarantor are sold, transferred or otherwise disposed of to a Person (other than the Borrower or one of its Subsidiaries) in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Guarantor”), the Secured Party shall release such Guarantor from its Secured Guarantee; provided that arrangements reasonably satisfactory to the Secured Party have been made to apply the net proceeds thereof as required by the Credit Agreement.
     (iii) In addition to any release permitted by subsection (ii), the Secured Party may release any Secured Guarantee in its discretion.
     (d) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person.
     (e) Subrogation. A Guarantor that makes a payment with respect to a Secured Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall be entitled to contribution from the other Guarantors in accordance with applicable law; provided that no Guarantor shall enforce any payment, or accept any payment, by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Secured Obligation, until all the Release Conditions have been satisfied.
     (f) Stay of Acceleration. If acceleration of the time for payment of any Secured Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Secured Party.
     (g) Right of Set-Off. If any Secured Obligation is not paid promptly when due, the Secured Party and its Affiliates are authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Secured Party or its Affiliates to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Secured Guarantee, irrespective of whether or not the Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of the Secured Party under this subsection are in addition to all other rights and remedies (including other rights of set-off) that the Secured Party may have.
     (h) Continuing Guarantee. Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Secured Party. If all or part of the Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

     (i) Limitation on Obligations of Guarantor. The obligations of each Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.
     Section 3. Grant of Transaction Liens.
     (a) The Borrower, in order to secure the Secured Obligations, each Guarantor signing and delivering a counterpart hereof on the Effective Date and each Guarantor that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 18, in order to secure its Secured Guarantee, subject to clause (d) of this Section 3, grants to the Secured Party a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all cash and Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);
     (vii) all Equity Interests in any Subject Issuer;
     (viii) all indebtedness owed by any Subject Issuer;
     (ix) all Securities and Instruments evidencing any of the Collateral described in the foregoing clauses (vii) and (viii);
     (x) all Inventory;
     (xi) all Investment Property;
     (xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower and such Guarantor pertaining to any of its Collateral;

     (xiii) such Pledgor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Secured Party; and
     (xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xiii);
provided that (i) the Excluded Property is excluded from the foregoing grant of security interests and (ii) for each Guarantor, the amount of the Secured Obligations secured by the foregoing security interest of such Guarantor shall be limited to the maximum amount permitted by the terms of each Applicable Financing Agreement limiting the amount of “Debt” or “Indebtedness” that can be so secured by such Guarantor without contravening such Applicable Financing Agreement or being obligated under such Applicable Financing Agreement to equally and ratably secure the Debt or Indebtedness governed by such Applicable Financing Agreement.
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The Transaction Liens are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Pledgor with respect to any of the Collateral or any transaction in connection therewith.
     (d) If the Governmental Authority having jurisdiction over any Regulated Subsidiary determines that a pledge of the Equity Interests of such Regulated Subsidiary hereunder constitutes or would constitute the acquisition of or a change of control with respect to such Regulated Subsidiary or any subsidiary thereof as to which the prior approval of such Governmental Authority was required and not obtained or waived, then, immediately upon the relevant Pledgor’s receipt of written notice from such Governmental Authority of such determination and without any action on the part of the Secured Party or any other Person, such pledge shall be rendered void ab initio and of no effect, at which time the Pledgor may cause the Regulated Subsidiary to alter its share transfer records to reflect that the pledge has become void. Upon any such occurrence, (i) the Secured Party shall, at such Pledgor’s written request and expense, return all certificates representing such Equity Interest to such Pledgor and execute and deliver such documents as such Pledgor shall reasonably request to evidence such Pledgor’s retention of all rights in such Equity Interest and (ii) such Pledgor, if permitted, shall promptly, and the Secured Party, if permitted, may, submit a request to the relevant Governmental Authority for approval of the pledge of such shares by the Pledgor hereunder, with which the Pledgor and the relevant Regulated Subsidiary shall fully cooperate, and, upon receipt of such approval, shall forthwith deliver to the Secured Party certificates representing all the outstanding Equity Interests in such Regulated Subsidiary (subject to the limitation in Section 8(l) if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.
     Section 4. General Representations and Warranties. Each Original Pledgor represents and warrants that:
     (a) Such Pledgor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 1, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement contemplated hereby to which it is or will be a party.
     (b) The execution, delivery and performance by each Pledgor of this Agreement and each other Loan Document executed and delivered by each Pledgor on the Effective Date have been duly authorized by all requisite corporate and, if required, stockholder action and will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Pledgor, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which such Pledgor is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Pledgor (except a Transaction Lien).
     (c) This Agreement has been duly executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

     (d) Schedule 2 lists all Equity Interests (excluding Excluded Property) in any Subject Issuer directly owned by such Pledgor as of the Effective Date. Schedule 3 lists, as of the Effective Date, (i) all Securities (excluding Excluded Property) issued by any Subject Issuer directly owned by such Pledgor (and not listed in Schedule 2), (ii) all Instruments (excluding Excluded Property) directly owned by such Pledgor evidencing indebtedness of any Subject Issuer in a principal amount of $50,000,000 or more and (iii) all Securities Accounts to which Financial Assets are credited in respect of which such Pledgor owns Security Entitlements to any of the foregoing investment property. Such Pledgor holds all such Equity Interests, Securities and Instruments directly (i.e., not through a Subsidiary, a Securities Intermediary, Depository Trust Company or any other Person).
     (e) All Collateral owned by such Pledgor is owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) Permitted Liens. Schedule 5 lists all Permitted Liens (other than inchoate tax liens and other similar statutory liens) with respect to the Collateral consisting of Equity Interests and intercompany indebtedness existing on the date hereof. All shares of capital stock included in its Pledged Equity Interests (including shares of capital stock in respect of which such Pledgor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Pledgor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.
     (f) Such Pledgor has not performed any acts that might prevent the Secured Party from enforcing any of the provisions of the Security Documents or that would limit the Secured Party in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Pledgor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Effective Date, all Collateral consisting of certificated securities or instruments owned by such Pledgor and required to be delivered to the Secured Party will have been delivered in the Secured Party in accordance with the delivery instructions provided to the Pledgor by the Secured Party free and clear of the claims of any other Person or security interest therein, other than the Secured Party or any other Permitted Lien and no Pledged Investment Property, Pledged Deposit Account or Pledged Electronic Chattel Paper owned by such Pledgor will be under the Control of any other Person having a claim thereto or a security interest therein other than a Permitted Lien.

     (g) The Transaction Liens on all Collateral owned by such Pledgor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Pledgor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, subject to clause (ii) of the proviso to Section 3(a), will secure all the Secured Obligations or such Pledgor’s Secured Guarantee, as the case may be.
     (h) The information set forth in Schedule 1 as to such Pledgor is correct and complete as of the Effective Date.
     (i) When UCC financing statements describing the Collateral as “all personal property” have been filed in the central UCC filing offices of the jurisdictions specified in Schedule 1, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Pledgor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such (i) UCC financing statements, (ii) Intellectual Property Filings and (iii) other filings as may be necessary to limit or avoid the application of Section 3(d), no registration, recordation or filing with any Governmental Authority is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except with respect to Equity Interests in any Regulated Subsidiary) for the enforcement of the Transaction Liens.
     Section 5. Further Assurances; General Covenants. Each Pledgor covenants as follows:
     (a) Such Pledgor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or desirable, or that the Secured Party may request, in order to:
     (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Pledgor’s Collateral;
     (ii) in the case of Pledged Deposit Accounts, Pledged Investment Property and Pledged Electronic Chattel Paper, cause the Secured Party to have Control thereof;
     (iii) enable the Secured Party to obtain the full benefits of the Security Documents; or

     (iv) enable the Secured Party to exercise and enforce any of its rights, powers and remedies with respect to any of such Pledgor’s Collateral.
Such Pledgor authorizes the Secured Party to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Secured Party may deem necessary or desirable for the purposes set forth in the preceding sentence. Each Pledgor also ratifies its authorization for the Secured Party to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Each Pledgor further authorizes the Secured Party to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by such Pledgor, without the signature of such Pledgor, and naming such Pledgor as debtor and the Secured Party as secured party. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
     (b) Such Pledgor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Secured Party prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 5(e).
     (c) Such Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 of the Credit Agreement.
     (d) Such Pledgor shall pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Pledgor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     (e) At least 30 days (or such shorter period as may be agreed by the Secured Party) before it takes any action contemplated by Section 5(b), such Pledgor will, at the Borrower’s expense, cause to be delivered to the Secured Party an Opinion of Counsel, in form and substance satisfactory to the Secured Party, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers of Pledged Collateral from such Pledgor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable by the Pledgor in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Secured Party, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Pledgor after it takes such action or the accuracy of such Pledgor’s representations and warranties herein relating to such Collateral.
     (f) Such Pledgor may sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral only to the extent that (i) doing so would not violate a covenant in the Credit Agreement and (ii) (A) an Event of Default shall not have occurred and be continuing and (B) (x) the Secured Party shall not have notified such Pledgor that its right to do so is terminated, suspended or otherwise limited or (y) the maturity of any or all of the Secured Obligations shall not have been accelerated. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Pledgor or a lease) permitted by the foregoing sentence, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Secured Party. The Secured Party will, at the Borrower’s expense, execute and deliver to the relevant Pledgor such documents as such Pledgor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.
     (g) Such Pledgor will, promptly upon request, provide to the Secured Party all information and evidence concerning such Pledgor’s Collateral that the Secured Party may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.
     Section 6. Chattel Paper. Except as to actions to be taken by the Secured Party, each Pledgor represents, warrants and covenants as follows:
     (a) At the request of the Secured Party, such Pledgor will as promptly as practicable deliver to the Secured Party as Collateral hereunder all Pledged Tangible Chattel Paper then owned by such Pledgor. Thereafter, whenever such Pledgor acquires any other Pledged Tangible Chattel Paper, such Pledgor will immediately deliver such Pledged Tangible Chattel Paper or Pledged Instrument to the Secured Party as Collateral hereunder.
     (b) So long as no Event of Default shall have occurred and be continuing, the Secured Party will, promptly upon request by the relevant Pledgor, make appropriate arrangements for making any Pledged Tangible Chattel Paper available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party, against trust receipt or like document).
     (c) All Pledged Tangible Chattel Paper owned by such Pledgor, when delivered to the Secured Party, will be accompanied by duly executed instruments of assignment, with signatures appropriately guaranteed, all in form and substance satisfactory to the Secured Party.
     (d) Each Pledgor will take (or cause others to take) all actions required under UCC Section 9-105 to cause the Secured Party to obtain and maintain Control of any and all Electronic Chattel Paper owned by such Pledgor from time to time.
     Section 7. Deposit Accounts. Each Pledgor represents, warrants and covenants as follows:
     (a) At the request of the Secured Party, all cash owned by such Pledgor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts.
     (b) So long as the Secured Party has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).
     Section 8. Delivery, Perfection and Control of Securities and Instruments. Each Pledgor represents, warrants and covenants as follows:
     (a) Certificated Securities. On the Effective Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will deliver to the Secured Party as Collateral hereunder all certificates representing Pledged Certificated Securities issued by any Subject Issuer then owned by such Pledgor. Thereafter, whenever such Pledgor acquires any other certificate representing a Pledged Certificated Security issued by any Subject Issuer, such Pledgor will immediately deliver such certificate to the Secured Party as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 3(d) in the case of Equity Interests in a Regulated Subsidiary, Section 8(l) in the case of voting Equity Interests in a Foreign Subsidiary and Section 8(m) in the case of voting Equity Interests in a Designated Subsidiary.
     (b) Uncertificated Securities. On the Effective Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security issued by any Subject Issuer then owned by such Pledgor and deliver such Issuer Control Agreement to the Secured Party (which shall enter into the same). Thereafter, whenever such Pledgor acquires any other Pledged Uncertificated Security issued by any Subject Issuer, such Pledgor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Secured Party (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 3(d) in the case of Equity Interests in a Regulated Subsidiary, Section 8(l) in the case of voting Equity Interests in a Foreign Subsidiary and Section 8(m) in the case of voting Equity Interests in a Designated Subsidiary.
     (c) Security Entitlements. Upon the request of the Secured Party, such Pledgor will, with respect to each Security Entitlement then owned by it, as promptly as practicable enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Secured Party (which shall enter into the same). Thereafter, whenever such Pledgor acquires any other such Security Entitlement, such Pledgor will immediately cause the underlying Financial Asset to be credited to a Controlled Securities Account.
     (d) Instruments. On the Effective Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will, with respect to each Pledged Instrument issued by any Subject Issuer having a principal amount of $50,000,000 or more then owned by it, deliver such Instrument to the Secured Party as Collateral hereunder. Thereafter, whenever such Pledgor acquires any other such Instrument, such Pledgor will, as promptly as practicable, deliver such Instrument to the Secured Party as Collateral hereunder.
     (e) Regulated Subsidiaries. If the Collateral includes any Equity Interest in a Regulated Subsidiary that is not represented by certificates, the relevant Pledgor shall exercise its best efforts to cause such Equity Interest to be represented by certificates and, promptly upon receipt thereof, comply with clause

(a) of this Section with respect thereto. No Pledgor shall hold any Equity Interest in a Regulated Subsidiary in a Securities Account.
     (f) Perfection as to Certificated Securities. When such Pledgor delivers the certificate representing any Pledged Certificated Security owned by it to the Secured Party and complies with Section 8(k) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others except Permitted Liens, (ii) the Secured Party will have Control of such Pledged Certificated Security and (iii) the Secured Party will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     (g) Perfection as to Uncertificated Securities. When such Pledgor, the Secured Party and the issuer of any Pledged Uncertificated Security owned by such Pledgor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others except Permitted Liens, (ii) the Secured Party will have Control of such Pledged Uncertificated Security and (iii) the Secured Party will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     (h) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Pledgor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Secured Party will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Secured Party.
     (i) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements to Securities or Instruments issued by a Subject Issuer owned by such Pledgor, and all Securities Accounts to which such related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.
     (j) Perfection as to Instruments. When such Pledgor delivers any Pledged Instrument owned by it to the Secured Party, the Transaction Lien on such Pledged Instrument will be perfected, subject to no prior Liens or rights of others except Permitted Liens.
     (k) Delivery of Pledged Certificates and Instruments. All Pledged Certificates and Pledged Instruments, when delivered to the Secured Party, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Secured Party.
     (l) Foreign Subsidiaries. A Pledgor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (ii) of the definition of Excluded Property and/or the comparable provisions of one or more Pledge Agreement Supplements.
     (m) Designated Subsidiaries. A Pledgor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Designated Subsidiary.
     (n) Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, the Secured Party may (and to the extent that action by it is required, the relevant Pledgor, if directed to do so by the Secured Party, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Secured Party or its nominee; provided that no such action shall be taken with respect to any Equity Interest in any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained. Each Pledgor will take any and all actions reasonably requested by the Secured Party to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 8(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Secured Party or its nominee. The Secured Party will promptly give to the relevant Pledgor copies of any notices and other communications received by the Secured Party with respect to Pledged Securities registered in the name of the Secured Party or its nominee.
     (o) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Pledgor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Pledgor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Secured Party as required by Section 8(a) and such Pledgor shall fulfill all other requirements under Section 8 applicable in respect thereof.
     Section 9. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Pledgor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any

Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Secured Party will, upon receiving a written request from such Pledgor, deliver to such Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Secured Party or its nominee or any such Pledged Securities Entitlement as to which the Secured Party or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance satisfactory to the Secured Party. Unless an Event of Default shall have occurred and be continuing, the Secured Party will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.
     (b) If an Event of Default shall have occurred and be continuing, the Secured Party will have the exclusive right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Collateral, with the same force and effect as if the Secured Party were the absolute and sole owner thereof, and each Pledgor will take all such action as the Secured Party may reasonably request from time to time to give effect to such right; provided that the Secured Party will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the Equity Interest in any Regulated Subsidiary, in each case to the extent that such action would require any notice to, filing with or the taking of any other action by a Governmental Authority, unless such notice, filing or action shall have been made, granted or approved.
     Section 10. Rights to Distributions. (a) Any and all dividends, interest, and other cash and non-cash distributions at any time received or held by any Pledgor shall be so received or held in trust for the Secured Party, shall be segregated from other funds and property of such Pledgor and shall be forthwith delivered to the Secured Party in the same form as so received or held, with any necessary indorsements; provided that cash dividends, interest or distributions received by any Pledgor may be retained by such Pledgor in accordance with this Section.
     (b) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain and not segregate or hold in trust for the Secured Party cash dividends, interest or distributions paid or distributed in respect of the Collateral.
     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to receive and retain cash dividends, interest or distributions shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to receive and retain such cash dividends, interest and distributions. The Pledgors shall execute and deliver (or cause to be executed and delivered) to the Secured Party all such instructions and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to receive the dividends, interest and distributions that it is entitled to receive and retain pursuant to the preceding sentence.
     Section 11. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Secured Party may exercise (or cause its agents to exercise) any or all of the remedies available to it (or to such agents) under the Security Documents.
     (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Secured Party may exercise (i) all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all the powers given by section 30 of the Conveyancing Act 1983 of Bermuda (the “Conveyancing Act”) with respect to any Collateral and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell, or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral; provided that the right of the Secured Party to sell or otherwise dispose of an Equity Interest in any Regulated Subsidiary shall be subject to the Secured Party’s or the relevant Pledgor’s obtaining, to the extent necessary under applicable law, the prior approval of such sale or other disposition by the Governmental Authority having jurisdiction with respect to such Regulated Subsidiary; and provided, further, that the Pledgor waives its rights under section 29 of the Conveyancing Act of Bermuda and agrees that section 31 of such Conveyancing Act shall not apply). To the maximum extent permitted by applicable law, the Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Secured Party or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Secured Party shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor hereby waives any claim against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The Secured Party may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.
     (c) If the Secured Party sells any of the Collateral upon credit, the Pledgors will be credited only with payment actually made by the purchaser, received by the Secured Party and applied in accordance with Section 12 hereof. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the same, subject to the same rights and duties set forth herein.
     (d) Notice of any such sale or other disposition shall be given to the relevant Pledgor(s) as (and if) required by Section 14.
     (e) For the purpose of enabling the Secured Party to exercise rights and remedies under this Agreement at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Secured Party an irrevocable license (exercisable without payment of royalty or other compensation to such Pledgor), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Secured Party may be exercised only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon such Pledgor notwithstanding any subsequent cure of an Event of Default.

     (f) Each Pledgor hereby acknowledges that the sale by the Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Collateral may dispose thereof. Each Pledgor acknowledges and agrees that in order to protect the Secured Party’s interests it may be necessary to sell the Collateral at a price less than the maximum price attainable if the sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each Pledgor agrees that the Secured Party shall have no obligation to delay the sale or to register under the Securities Act in order to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, each Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, the Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In doing so, the Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by the Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If the Secured Party shall solicit such offers, then the acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposing of the Collateral.
     (g) If the Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section, each Pledgor agrees that, upon request of the Secured Party, such Pledgor will, at its own expense:
     (i) use its best efforts to execute and deliver, and cause the Subject Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do so or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, desirable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of the Secured Party, are necessary or desirable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
     (ii) use its best efforts to execute and deliver, and cause the Subject Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do so or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, desirable to qualify the Collateral under state securities laws or “Blue Sky” laws and to obtain all necessary approvals from relevant Governmental Authorities for the sale of the Collateral, as requested by the Secured Party;
     (iii) cause the Subject Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and
     (iv) do or cause to be done all such other acts and things as may be necessary or, in the Secured Party’s opinion, desirable to facilitate such sale of the Collateral or any part thereof in compliance with applicable law.
     Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.
     Each of the Pledgors acknowledges and agrees that in exercising any rights under or with respect to the Collateral, the Secured Party is under no obligation to marshal any Collateral and may in its absolute discretion realize upon the Collateral in any order to any extent it so elects, and each Pledgor waives any right to require the marshaling of any of the Collateral.
     Section 12. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Secured Party may apply (a) any cash then held by it as Collateral and (b) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:
     first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection with the Security Documents;
     second, to pay interest (including Post-Petition Interest) on and principal of the Loans in accordance with the applicable provisions of the Credit Agreement, until payment in full of all such amounts shall have been made;

     third, to pay all other Secured Obligations ratably, until payment in full of all such other Secured Obligations shall have been made (or so provided for); and
     finally, to pay to the relevant Pledgor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second and third only to the extent permitted by the limitations in Section 2(i) and proviso (ii) of Section 3(a). The Secured Party may make such distributions hereunder in cash or in kind or in any combination thereof.
     Section 13. Fees and Expenses; Taxes. (a) The Borrower will forthwith upon demand pay to the Secured Party:
     (i) the amount of any taxes that the Secured Party may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon other than a Permitted Lien;
     (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts (including the allocated fees of in-house counsel), that the Secured Party may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Secured Party of any of its rights or powers under the Security Documents;
     (iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Secured Party and that shall have become due and payable in accordance with such written agreement; and
     (iv) the amount required to indemnify the Secured Party for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or agents appointed by it hereunder) incurred or suffered by the Secured Party in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Secured Party’s gross negligence or willful misconduct or a breach of any duty that the Secured Party has under this Agreement (after giving effect to Sections 15 and 22).

Any such amount not paid to the Secured Party on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to the Loans for such day.
     (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Secured Party or as otherwise required by law.
     (c) The provisions of this Section 13 shall survive repayment of the Secured Obligations.
     Section 14. Authority to Administer Collateral. Each Pledgor irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of such Pledgor or otherwise, at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Pledgor’s Collateral:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the relevant Pledgor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     Section 15. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured

Party will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Secured Party in good faith, except to the extent that such liability arises from the Secured Party’s gross negligence or willful misconduct.
     Section 16. Agents and Representatives. The Secured Party may perform any of its duties and exercise any of its rights and powers through one or more agents appointed by it. The Secured Party and any such agent may perform any of its duties and exercise any of its rights and powers through its Representatives. The exculpatory provisions of Section 15 and this Section shall apply to any such agent and to the Representatives of the Secured Party and any such agent.
     Section 17. Termination of Transaction Liens; Release of Collateral.
     (a) The Transaction Liens granted by each Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).
     (b) The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.
     (c) The Transaction Lien granted by the Borrower in 34% of the voting Equity Interest of AIG Life Holdings (International) LLC shall terminate on September 29, 2008 automatically and without further action by any party hereto.
     (d) At any time before the Transaction Liens granted by the Borrower terminate, the Secured Party in its discretion may, at the written request of the Borrower, release any Collateral.
     (e) Upon any termination of a Transaction Lien or release of Collateral, the Secured Party will, at the expense of the relevant Pledgor, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.
     Section 18. Additional Guarantors and Pledgors. (a) If, after the Effective Date (i) any additional Subsidiary is formed or acquired or (ii) any existing Subsidiary ceases to be an Excluded Subsidiary or a Foreign Subsidiary, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Secured Party thereof and, subject to the proviso to Section

3(a) and to Section 3(d), cause any Equity Interest in or indebtedness of such Subsidiary owned by or on behalf of any Pledgor to be added to the Collateral. If such Subsidiary is or subsequently becomes a Material Domestic Subsidiary, is not an Excluded Subsidiary and is not prohibited by applicable law or regulation from, and does not require a filing with, notice to, or consent of a Governmental Authority prior to, guaranteeing the Secured Obligations, the Borrower shall promptly cause such Subsidiary to become a “Guarantor” and “Pledgor” pursuant to clause (b) of this Section 18.
     (b) Any Subsidiary may become a party hereto by signing and delivering to the Secured Party a Pledge Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Pledgor” as defined herein.
     Section 19. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service for delivery on the next Business Day or electronic mail, and shall be deemed to have been duly given or made when delivered or in the case of notice by electronic mail transmission or telecopy, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:
(i)	if to the Borrower or any Guarantor, to it at:

American International Group, Inc. 70 Pine Street New York, New York 10270 Attention: General Counsel Telecopy: (212) 425-2175; and

(ii)	if to the Secured Party, to:

Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045-0001
Attention: Sarah Dahlgren
Senior Vice President
Telecopy: (212) 720-6019
Telephone: (212) 720-7537
Email: sarah.dahlgren@ny.frb.org;

with copy to:

Federal Reserve Bank of New York 33 Liberty Street

New York, NY 10045-0001 Attention: Joyce M. Hansen Deputy General Counsel and Senior Vice President Telecopy: (212) 720-1756 Telephone: (212) 720-5024 Email: joyce.hansen@ny.frb.org.
     (b) The Secured Party or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Secured Party and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given and received on the date of receipt.
     Section 20. No Implied Waivers; Remedies Not Exclusive. No failure by the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     Section 21. Successors and Assigns. This Agreement is for the benefit of the Secured Party. If all or any part of the Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on each Pledgor and its respective successors and assigns.
     Section 22. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Secured Party. No such waiver, amendment or modification shall be binding upon any Pledgor, except with its written consent.
     Section 23. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

     Section 24. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 25. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties thereto as nearly as may be possible, and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
     Section 26. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Affiliates of the Lender) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     Section 27. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 28. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 29. Jurisdiction; Consent to Service of Process. (a) Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Pledgors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Pledgors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its respective properties in the courts of any jurisdiction.
     (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each Pledgor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each Pledgor irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 30. Confidentiality. Each Pledgor agrees to keep confidential all non-public information, including, without limitation, the Loan Documents, in connection with the Loan Documents and other related documents provided to it by any Person pursuant to or in connection with the Loan Documents; provided that nothing herein shall prevent any Pledgor from disclosing any such information (a) to its Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) with the consent of the Secured Party or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 30; provided that, pursuant to clauses (b), (c) and (d) above, prior to any disclosure of such information, the Pledgor shall notify the Secured Party, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the Secured Party’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the Secured Party is prohibited by law, inform the relevant court, regulatory authority or quasi-regulatory authority of the Secured Party’s interest in the disclosed information and request that such court, regulatory authority or quasi-regulatory authority inform the Secured Party of the disclosure.
     Section 31. Effect of Agreement. This Agreement amends and restates the Demand Note Security Agreements. The Liens and security interests granted by the Borrower thereunder are and shall continue to be in full force and effect hereunder without interruption or lapse.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ David L. Herzog
	Name:	David L. Herzog
	Title:	Senior Vice President and Comptroller

[SIGNATURE PAGE TO GUARANTEE AND PLEDGE AGREEMENT]

FEDERAL RESERVE BANK OF NEW YORK, as Secured Party
By:	/s/ Richard P. Dzina
	Name:	Richard P. Dzina
	Title:	Senior Vice President

[SIGNATURE PAGE TO GUARANTEE AND PLEDGE AGREEMENT]

Guarantors: AIG COMMERCIAL INSURANCE GROUP, INC., as Guarantor
By:	/s/ Andrew N. Holland
	Name:	Andrew N. Holland
	Title:	Senior Deputy General Counsel

[SIGNATURE PAGE TO GUARANTEE AND PLEDGE AGREEMENT]

AIG PROPERTY CASUALTY GROUP, INC., as Guarantor
By:	/s/ Robert S. Schimek
	Name:	Robert S. Schimek
	Title:	Executive Vice President

[SIGNATURE PAGE TO GUARANTEE AND PLEDGE AGREEMENT]

American International Group, Inc.
Schedule 1
PLEDGOR DATA

		Jurisdiction
	Form of	of	Organizational	Taxpayer
Name	Organization	Organization	ID Number	ID Number
American International Group, Inc.	corporation	DE	0658607	13-2592361

American International Group, Inc.
Schedule 2
EQUITY INTERESTS IN SUBJECT ISSUERS
PLEDGED BY AMERICAN INTERNATIONAL GROUP, INC.

	Jurisdiction
	of	Percentage	Number of
Issuer	Organization	Owned	Shares or Units
AIG BG Holdings, Inc.	Delaware	100.00%	1,000
AIG Capital Corporation	Delaware	100.00%	10,000
AIG Federal Savings Bank	United States	100.00%	1,000
AIG Retirement Services, Inc.	Delaware	100.00%	100
AIG Trading Group Inc.	Delaware	100.00%	4,000 [1]
American International Underwriters Overseas, Ltd.	Bermuda	100.00%	20,000,000
American Life Insurance Company	Delaware	100.00%	300,000
Transatlantic Holdings, Inc.	Delaware	25.77%	17,073,690
AIG Life Holdings (International) LLC[2]	Delaware	100%	Uncertificated
AIG Castle Holdings LLC	Delaware	100%	Uncertificated
AIG Castle Holdings II LLC	Delaware	100%	Uncertificated

[1]	American International Group, Inc. also pledged 1,192 shares of non-cumulative preferred stock of AIG Trading Group Inc.

[2]	As of September 29, 2008, 100% of the pledged Equity Interests shall be released.

American International Group, Inc.
Schedule 3
OTHER SECURITIES AND INSTRUMENTS OF SUBJECT ISSUERS
OWNED BY AMERICAN INTERNATIONAL GROUP, INC.

	Jurisdiction
	of	Amount
Issuer	Organization	Owned	Type
AIG Capital Corp.	Delaware	$19,757,660.73	instrument
AIG Equipment Finance Holdings Inc.	Delaware	$857,240,379.53	instrument
AIG Commercial Equipment Finance Inc.	Delaware	$188,044,160.73	instrument
AIG Global Real Estate Investment Corp.	Delaware	$0.00	instrument
AIG Trading Group Inc.	Delaware	$92,033,086.00	security

American International Group, Inc.
SCHEDULE 4
FINANCING AGREEMENTS OF THE ORIGINAL PLEDGORS
(as of the Effective Date)
American International Group, Inc.

(1).	$1,625,000,000 Credit Agreement (Five-Year Facility) of American International Group, Inc., AIG Funding, Inc. and AIG Capital Corporation, dated as of July 13, 2006

(2).	$1,625,000,000 364-Day Credit Agreement of American International Group, Inc., AIG Funding, Inc. and AIG Capital Corporation, dated as of July 13, 2006, as amended

(3).	$500,000,000 Unsecured Term Loan Agreement of American International Group, Inc., dated as of October 11, 2007

(4).	Indenture from American International Group, Inc. to The Bank of New York, dated as of July 15, 1989, as supplemented

(5).	Indenture from American International Group, Inc. to The Bank of New York, dated as of October 12, 2006, as supplemented

(6).	Junior Subordinated Debt Indenture from American International Group, Inc. to The Bank of New York, dated as of March 13, 2007, as supplemented

(7).	¥50,000,000,000 Japanese Yen Bonds of American International Group, Inc., dated as of December 11, 2006

(8).	$31,500,000,000 Euro Medium Term Note Programme of American International Group, Inc., dated as of August 12, 2008

(9).	$20,000,000,000 Euro Medium Term Note Programme of Banque AIG, AIG-FP Matched Funding Corp., AIG-FP Capital Funding Corp., AIG-FP Matched Funding (Ireland) P.L.C. as Issuers, American International Group, Inc. as Guarantor, dated as of September 26, 2007

(10).	$2,500,000,000 Letter of Credit Facility among American International Group, Inc., the Banks signatory hereto, and Landesbank Hessen-Thuringen Girozentrale as Agent, dated as of December 17, 2004, as amended

(11).	£200,000,000 Letter of Credit Facility among American International Group, Inc. and ING Bank N.V. as Agent, dated as of December 19, 2007

(12).	$3,000,000,000 Letter of Credit Facility among American International Group, Inc. and AIG Funding, Inc. as Borrowers and Banco Santander Central Hispano, S.A., New York Branch as Agent, dated as of November 16, 2005, as amended

American International Group, Inc.

(13).	Facility, Guaranty and Servicing Agreement among AIG Retirement Services, Inc., American International Group, Inc. and Citibank, N.A. as Committed Lender, dated as of December 29, 2006, as amended

(14).	Senior Indenture between American International Group, Inc. (as successor of SunAmerica Inc.) and Security Pacific National Bank as Trustee, dated as of November 15, 1991

(15).	Senior Indenture between between American International Group, Inc. (as successor of SunAmerica Inc.) and The First National Bank of Chicago as Trustee, dated as of April 15, 1993

(16).	Senior Indenture between American General Corporation and Bankers Trust Company as Trustee, dated as of November 15, 1997

(17).	Junior Subordinated Indenture between American General Corporation and Bankers Trust Company as Trustee, dated as of December 1, 1996, as amended

(18).	Senior Indenture between American General Corporation and Chemical Bank as Trustee, dated as of May 15, 1995, as amended

(19).	Junior Subordinated Indenture between American General Corporation and Bankers Trust Company as Trustee, dated as of November 15, 1997, as amended

(20).	Junior Subordinated Indenture between HSB Group, Inc. and First National Bank of Chicago, dated July 15, 1997

(21).	Support Agreement dated as of November 8, 1999 among American International Group, Inc., A.I. Receivables Transfer Corp., A.I. Credit Corp., Aicco, Inc., Imperial Premium Finance, Inc., and Imperial Premium Funding, Inc.

(22).	Support Agreement dated as of December 23, 2003 among American International Group, Inc. and A.I. Credit Corp.

(23).	Support Agreement dated as of December 23, 2003 among American International Group, Inc. and AIG Credit Corp. of Canada

(24).	Amended and Restated Support Agreement between American International Group, Inc. and United Guaranty Commercial Insurance Company of North Carolina, entered into December 1, 2006 and amended and restated as of January 1, 2008.

(25).	Amended and Restated Agreement between American International Group, Inc. and United Guaranty Residential Insurance Company, dated as of July 1, 2003 and amended and restated as of January 1, 2008.

(26).	Agreement between American International Group, Inc. and AIG Life Insurance Company, dated as of December 13, 1991.
International Lease Finance Corporation

American International Group, Inc.

(27).	$2,000,000,000 Five-Year Revolving Credit Agreement of International Lease Finance Corporation, dated as of October 15, 2004, as amended

(28).	$2,000,000,000 Five-Year Credit Agreement of International Lease Finance Corporation, dated as of October 14, 2005, as amended

(29).	$2,500,000,000 Five-Year Credit Agreement of International Lease Finance Corporation, dated as of October 13, 2006

(30).	$500,000,000 Credit Agreement dated as of March 28, 2003 among International Lease Finance Corporation, the Lenders and the Governor and Company of the Bank of Scotland, as Administrative Agent and Arranger, as amended

(31).	$2,643,660,000 Aircraft Facility Agreement of International Lease Finance Corporation as Guarantor and Whitney Leasing Limited as Borrower, dated as of May 18, 2004, as amended Extension Letter, dated May 29, 2008

(32).	$4,327,260,000 Aircraft Facility Agreement of International Lease Finance Corporation as Guarantor and Sierra Leasing Limited as Borrower, dated as of January 19, 1999, as amended

(33).	$50,000,000 Term Loan Agreement between International Lease Finance Corporation and Sanpaolo IMI, dated as of March 4, 2005

(34).	$50,000,000 Five-Year Term Loan Agreement between International Lease Finance Corporation and Mizuho Corporate Bank (USA) individually and in its capacity as Agent for the Banks listed therein, dated as of July 26, 2005

(35).	$160,000,000 Five-Year Term Loan Agreement by and among International Lease Finance Corporation, those certain financial institutions signatory thereto and Mizuho Corporate Bank, Ltd., in its individual capacity and as administrative agent, dated as of January 24, 2006

(36).	$75,000,000 Five-Year Term Loan Agreement among International Lease Finance Corporation, those certain financial institutions signatory thereto and Sanpaolo IMI S.p.A., in its individual capacity and as administrative agent, dated as of December 8, 2006,

(37).	$150,000,000 Term Loan Agreement among International Lease Finance Corporation, Mizuho Corporate Bank, Ltd., in its individual corporate capacity and as agent, and certain financial institutions referred to therein, dated as of December 12, 2006

(38).	$100,000,000 Five-Year Term Loan Agreement among International Lease Finance Corporation, those certain financial institutions signatory thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its individual capacity and as administrative agent, dated as of December 13, 2006

(39).	$75,000,000 Term Note between International Lease Finance Corporation and City National Bank, dated as of June 6, 2005, as amended

(40).	Indenture between International Lease Finance Corporation and Continental Bank, National Association, as Trustee, dated November 1, 1991, as supplemented

American International Group, Inc.

(41).	Indenture from International Finance Lease Corporation to The Bank of New York, dated as of November 1, 2000, as supplemented

(42).	Junior Subordinated Indenture between International Lease Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee, dated as of December 21, 2005

(43).	Indenture between International Lease Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee, dated August 1, 2006

(44).	Agency Agreement (amended and restated), dated as of September 15, 2006, relating to the $7,000,000,000 Euro Medium Term Note Programme, among International Lease Finance Corporation, as issuer, Citibank, N.A., as agent, and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as paying agent

(45).	Supplemental Agency Agreement, dated as of September 7, 2007, relating to the $7,000,000,000 Euro Medium Term Note Programme, among International Lease Finance Corporation, as issuer, Citibank, N.A., as agent, and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as paying agent

(46).	Supplemental Agency Agreement, dated as of September 5, 2008, relating to the $7,000,000,000 Euro Medium Term Note Programme between International Lease Finance Corporation, as issuer, Citibank, N.A., as agent, and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as paying agent
American General Finance Corporation

(47).	$2,125,000,000 Five-Year Amended and Restated Credit Facility of American General Finance Corporation dated as of July 14, 2005 (amending/restating $1,500,000,000 Five-Year Credit Agreement of American General Finance Corporation, dated as of July 18, 2002)

(48).	$2,450,000,000 364-Day Credit Agreement of American General Finance Corporation and American General Finance, Inc., dated as of July 10, 2008

(49).	£100,000,000 Five Year Credit Agreement among Ocean Finance, American General Finance Corporation as Guarantor and The Royal Bank of Scotland PLC as Agent, dated January 9, 2008

(50).	Trust Deed from American General Finance Corporation to Citicorp Trustee Company Limited, dated as of November 29, 2006

(51).	Trust Deed from American General Finance Corporation to Citicorp Trustee Company Limited, dated as of September 16, 2005

(52).	Trust Deed from American General Finance Corporation to Citicorp Trustee Company Limited, dated as of September 29, 2004

(53).	Trust Deed from American General Finance Corporation to Citicorp Trustee Company Limited dated as of June 22, 2004,

(54).	Indenture from American General Finance Corporation to Citibank, N.A., dated as of May 1, 1999

American International Group, Inc.

(55).	Indenture from American General Finance Corporation (formerly Credithrift Financial Corporation) to Continental Bank N.A. (formerly Continental Illinois National Bank and Trust Company of Chicago) dated as of January 1, 1988

(56).	Junior Subordinated Indenture between American General Finance Corporation and Deutsche Bank Trust Company Americas, dated as of January 22, 2007

(57).	Fixed Rate Promissory Note (uncommitted credit line) between American General Finance Corporation and JPMorgan, dated June 5, 2002
American General Finance, Inc.

(58).	$50,000,000 Five Year Revolving Credit Agreement between American General Finance, Inc. and Mizuho Corporate Bank, Ltd., dated as of December 23, 2004

(59).	$50,000,000 Five-Year Credit Agreement between American General Finance, Inc. and Mizuho Corporate Bank (USA), dated as of September 20, 2004

(60).	$15,000,000 Credit Agreement (Five-Year Facility) between American General Finance, Inc. and Old National Bank, dated as of May 9, 2005

(61).	$50,000,000 Credit Agreement (Five-Year Facility) between American General Finance, Inc. and Mizuho Corporate Bank, Ltd., dated as of September 23, 2005

(62).	$2,450,000,000 364-Day Credit Agreement of American General Finance Corporation and American General Finance, Inc., dated as of July 10, 2008

(63).	Fixed Rate Promissory Note (uncommitted credit line) between American General Finance, Inc. and JPMorgan, dated June 5, 2002
American General Insurance Company

(64).	$100,000,000 Indenture between American General Insurance Company and Texas Commerce Bank, N.A. as Trustee, dated as of December 14, 1978

AIG Property Casualty Group, Inc.
Schedule 1
PLEDGOR DATA

	Form of	Jurisdiction of	Organizational	Taxpayer
Name	Organization	Organization	ID Number	ID Number
AIG Property Casualty Group, Inc.	Corporation	Delaware	4243641	20-5971809

AIG Property Casualty Group, Inc.
Schedule 2
EQUITY INTERESTS IN SUBJECT ISSUERS
PLEDGED BY AIG PROPERTY CASUALTY GROUP, INC.

	Jurisdiction
	of	Percentage	Number of
Issuer	Organization	Owned	Shares or Units
American International Insurance Company of Delaware	Delaware	100.00%	5,000

AIG Property Casualty Group, Inc.
Schedule 3
OTHER SECURITIES AND INSTRUMENTS OF SUBJECT ISSUERS
OWNED BY AIG PROPERTY CASUALTY GROUP, INC.

Jurisdiction
	of	Amount
Issuer	Organization	Owned	Type

None.

AIG Property Casualty Group, Inc.
SCHEDULE 4
FINANCING AGREEMENTS OF THE ORIGINAL PLEDGORS
(as of the Effective Date)
AIG Property Casualty Group, Inc.

None.

AIG Commercial Insurance Group, Inc.
Schedule 1
PLEDGOR DATA

	Form of	Jurisdiction of	Organizational	Taxpayer
Name	Organization	Organization	ID Number	ID Number
AIG Commercial Insurance Group, Inc.	Corporation	Delaware	211065	13-3386798

AIG Commercial Insurance Group, Inc.
Schedule 2
EQUITY INTERESTS IN SUBJECT ISSUERS
PLEDGED BY AIG COMMERCIAL INSURANCE GROUP, INC.

	Jurisdiction
	of	Percentage	Number of
Issuer	Organization	Owned	Shares or Units
AIG Casualty Company	Pennsylvania	100.00%	25,000
AIG Commercial Insurance Company of Canada*	Ontario	100.00%	9,970
Audubon Insurance Company	Louisiana	100.00%	200,000
Commerce and Industry Insurance Company	New York	100.00%	2,050,000
Landmark Insurance Company	California	100.00%	41,000
New Hampshire Insurance Company	Pennsylvania	100.00%	1,065,013
The Insurance Company of the State of Pennsylvania	Pennsylvania	100.00%	235,000
AIG LS Holdings LLC	Delaware	100%	Uncertificated

*	66 percent of the equity interest of this entity is being pledged.

AIG Commercial Insurance Group, Inc.
Schedule 3
OTHER SECURITIES AND INSTRUMENTS OF SUBJECT ISSUERS
OWNED BY AIG COMMERCIAL INSURANCE GROUP, INC.

Jurisdiction
	of	Amount
Issuer	Organization	Owned	Type

None.

AIG Commercial Insurance Group, Inc.
SCHEDULE 4
FINANCING AGREEMENTS OF THE ORIGINAL PLEDGORS
(as of the Effective Date)
AIG Commercial Insurance Group, Inc.

None.

SCHEDULE 5
EXISTING LIENS ON PLEDGED COLLATERAL
OWNED BY THE ORIGINAL PLEDGORS
(as of the Effective Date)
[NONE.]
S-5-1

EXHIBIT A
to Pledge Agreement
PLEDGE AGREEMENT SUPPLEMENT
     PLEDGE AGREEMENT SUPPLEMENT dated as of                     , ___, between [NAME OF PLEDGOR] (the “Pledgor”) and FEDERAL RESERVE BANK OF NEW YORK, as Secured Party.
     WHEREAS, American International Group, Inc., the Guarantors party thereto and Federal Reserve Bank of New York, as Secured Party, are parties to a Guarantee and Pledge Agreement dated as of September 22, 2008 (as heretofore amended and/or supplemented, the “Pledge Agreement”) under which American International Group, Inc. secures certain of its obligations (the “Secured Obligations”) and the Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;
     WHEREAS, the Pledgor desires to become [is] a party to the Pledge Agreement as a Guarantor and Pledgor thereunder;1 and
     WHEREAS, terms defined in the Pledge Agreement (or whose definitions are incorporated by reference in Section 1 of the Pledge Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Secured Guarantee.2 The Pledgor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Pledgor acknowledges that, by signing this Pledge Agreement Supplement and delivering it to the Secured Party, the Pledgor becomes a “Guarantor” and “Pledgor” for all purposes of the Pledge Agreement and that its obligations under the foregoing Secured Guarantee

[1]	If the Pledgor is the Borrower, delete this recital and Section 1 hereof.

[2]	Delete this Section if the Pledgor is the Borrower or a Guarantor that is already a party to the Pledge Agreement.

are subject to all the provisions of the Pledge Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.
     2. Grant of Transaction Liens. (a) In order to secure [its Secured Guarantee]3 [the Secured Obligations]4, the Pledgor grants to the Secured Party a continuing security interest in all the following property of the Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):
     [describe property being added to the Collateral]5
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The foregoing Transaction Liens are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the New Collateral or any transaction in connection therewith.
     (d) If the Governmental Authority having jurisdiction over any Regulated Subsidiary determines that a pledge of the Equity Interests of such Regulated Subsidiary hereunder constitutes or would constitute the acquisition of or a change of control with respect to such Regulated Subsidiary or any subsidiary thereof as to which the prior approval of such Governmental Authority was required and not obtained or waived, then, immediately upon the relevant Pledgor’s receipt of written notice from such Governmental Authority of such determination and without any action on the part of the Secured Party or any other Person, such pledge shall be rendered void ab initio and of no effect, at which time the Pledgor may cause the Regulated Subsidiary to alter its share transfer records to reflect that the pledge has become void. Upon any such occurrence, (i) the Secured Party shall, at such Pledgor’s written request and expense, return all certificates representing such Equity Interest to such Pledgor and execute and

[3]	Delete bracketed words if the Pledgor is the Borrower.

[4]	Delete bracketed words if the Pledgor is a Guarantor.

[5]	If the Pledgor is not already a party to the Pledge Agreement, clauses (i) through (xi) of, and the proviso to, Section 3(a) of the Pledge Agreement may be appropriate.

deliver such documents as such Pledgor shall reasonably request to evidence such Pledgor’s retention of all rights in such Equity Interest and (ii) such Pledgor, if permitted, shall promptly, and the Secured Party, if permitted, may, submit a request to the relevant Governmental Authority for approval of the pledge of such shares by the Pledgor hereunder, with which the Pledgor and the relevant Regulated Subsidiary shall fully cooperate, and, upon receipt of such approval, shall forthwith deliver to the Secured Party certificates representing all the outstanding Equity Interests in such Regulated Subsidiary (subject to the limitation in Section 8(l) of the Pledge Agreement if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.
     3. Delivery of Collateral. Concurrently with delivering this Pledge Agreement Supplement to the Secured Party, the Pledgor is complying with the provisions of Section 8 of the Pledge Agreement with respect to Investment Property and Instruments, in each case if and to the extent included in the New Collateral at such time.
     4. Party to Pledge Agreement. Upon delivering this Pledge Agreement Supplement to the Secured Party, the Pledgor will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Guarantor and a Pledgor thereunder and be bound by all the provisions thereof as fully as if the Pledgor were one of the original parties thereto.6
     5. Representations and Warranties. (a) The Pledgor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization on Schedule 1, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement contemplated hereby to which it is or will be a party.
     (b) The Pledgor has delivered a supplement to Schedules 1, 2, 3, 4 and 5 with respect to itself to the Secured Party. The information set forth therein is correct and complete as of the date hereof.

[6]	Delete Section 4 if the Pledgor is already a party to the Pledge Agreement.

     (c) The execution, delivery and performance of this Pledge Agreement Supplement and each other agreement contemplated hereby (i) have been duly authorized by all requisite corporate or other organizational action and, if required, stockholder or member action and (ii) will not (iii) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Pledgor, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which such Pledgor is a party or by which any of them or any of their property is or may be bound, (iv) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Pledgor (except a Transaction Lien).
     (d) This Pledge Agreement Supplement has been duly executed and delivered by the Pledgor, and the Pledge Agreement as supplemented hereby constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.
     (e) Each of the representations and warranties set forth in Section 4 of the Pledge Agreement is true and correct as if made on and as of the date hereof as applied to the Pledgor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Pledgor” shall be deemed to refer to the Pledgor, references to Schedules to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Pledgor signs and delivers this Pledge Agreement Supplement.
     6. [Compliance with Foreign Law. The Pledgor represents that it has taken, and agrees that it will continue to take, all actions required under the laws (including the conflict of laws rules) of its jurisdiction of organization to ensure that the Transaction Liens on the New Collateral rank prior to all Liens and rights of others therein, except Permitted Liens.7]

[7]	Include Section 6 if the Pledgor is organized under the laws of a jurisdiction outside the United States.

     7. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF PLEDGOR]
By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Secured Party
By:
Name:
Title:

Schedule 1
to Pledge Agreement
Supplement
PLEDGOR DATA

	Form of	Jurisdiction of	Organizational	Taxpayer
Name	Organization	Organization	ID Number	ID Number

Schedule 2
to Pledge Agreement
Supplement
EQUITY INTERESTS IN SUBJECT ISSUERS
PLEDGED BY PLEDGOR

Jurisdiction
	of	Percentage	Number of
Issuer	Organization	Owned	Shares or Units

Schedule 3
to Pledge Agreement
Supplement
OTHER SECURITIES AND INSTRUMENTS OF SUBJECT ISSUERS
PLEDGED BY PLEDGOR

Jurisdiction
	of	Amount
Issuer	Organization	Owned	Type

Schedule 4
to Pledge Agreement
Supplement
FINANCING AGREEMENTS OF THE PLEDGOR

Schedule 5
to Pledge Agreement
Supplement
EXISTING LIENS ON COLLATERAL OWNED BY THE PLEDGOR

EXHIBIT B
to Pledge Agreement
ISSUER CONTROL AGREEMENT
     ISSUER CONTROL AGREEMENT dated as of                     , ___among                      (the “Pledgor”), FEDERAL RESERVE BANK OF NEW YORK (the “Secured Party”), and                      (the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].
W I T N E S S E T H :
     WHEREAS, the Pledgor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);
     WHEREAS, pursuant to a Guarantee and Pledge Agreement dated as of September 22, 2008 (as such agreement may be amended and/or supplemented from time to time, the “Pledge Agreement”), the Pledgor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Pledgor in, to and under the Securities, whether now existing or hereafter arising; and
     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Pledgor is registered on the books of the Issuer as the registered holder of the Securities.
     Section 2. Instructions. The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Pledgor or any other person. The Pledgor consents to the foregoing agreement by the Issuer.
     Section 3. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

     Section 4. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].1
     Section 5. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Pledgor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Pledgor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.
     Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
     Section 7. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Pledgor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Pledgor thereof.
     Section 8. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:
     (i) Pledgor Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Pledgor or any duly authorized agent of the Pledgor in respect of the Securities. After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Pledgor or any of its agents.

[1]	If the Issuer’s jurisdiction of incorporation is not a State in the United States that has adopted the revisions to Articles 8 and 9 of the UCC promulgated in 1994, this form of Issuer Control Agreement may not be appropriate. It may be necessary to transfer the relevant securities into the Secured Party’s name to obtain comparable results under the laws of such jurisdiction.

     (ii) Non-Cash Dividends and Distributions. The Issuer shall deliver to the Secured Party all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.
     (iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Pledgor shall be entitled to direct the Issuer with respect to voting the Securities.
     (iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Pledgor and the Secured Party at their respective addresses specified in Section 11 hereof.
     (v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Pledgor.
     Section 9. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:
     (i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.
     (ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Pledgor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.
     Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered

United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:
     Pledgor:
     Secured Party:
     Issuer:
Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.
     Section 12 . Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Pledgor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Pledge Agreement.
     Section 13 . Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]
By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Secured Party
By:
Name:
Title:

[NAME OF ISSUER]
By:
Name:
Title: